[PEOPLES LETTERHEAD]
                ------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 8, 1997
                ------------------------------------------------


TO THE SHAREHOLDERS OF PEOPLES FINANCIAL CORP., INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of PEOPLES FINANCIAL CORP., INC. ("PFC" or the "Corporation") will be held at 9:00 a.m., local time, on Tuesday, April 8, 1997, at Mister O's Restaurant, 405 Butler Road, Kittanning, Pennsylvania 16201, for the following purposes:


                  1. To elect eleven (11) Directors to serve for a one-year term and until their successors are elected and qualified;

                  2. To ratify the selection of Edwards, Leap & Sauer of Pittsburgh, Pennsylvania, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1997; and

                  3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


         In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 1, 1997, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996 is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1995 fiscal year may be obtained at no cost by contacting James L. Kifer, Executive Vice President, Peoples Financial Corp., Inc., 363 Broad Street, P.O. Box 186, New Bethlehem, Pennsylvania 16242, telephone
(814) 275-3133.

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         You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and to help ensure that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation.

                                             By Order of the Board of Directors,


                                             /s/ Raleigh B. Robertson


                                             Raleigh B. Robertson, Chairman and
                                             Chief Executive Officer

March 7, 1997

                          PEOPLES FINANCIAL CORP., INC.

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 8, 1997

                                     GENERAL


Introduction, Date, Time and Place of Annual Meeting

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PEOPLES FINANCIAL CORP., INC. ("PFC" or the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 8, 1997, at 9:00 a.m., local time, at Mister O's Restaurant, 405 Butler Road, Kittanning, Pennsylvania 16201, and at any adjournment or postponement of the Annual Meeting.

         The principal executive office of the Corporation is located at the same place as the main office of the Corporation's subsidiary, PFC Bank (the "Bank"), Ford Street and Fourth Avenue, Ford City, Pennsylvania 16226. The telephone number for the Corporation is (412) 763-1221. All inquiries should be directed to James L. Kifer, Executive Vice President of the Corporation at
(814) 275-3133.

Solicitation and Voting of Proxies

         This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 7, 1997.

         Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for Director named below, and FOR the ratification of the selection of Edwards, Leap & Sauer, Certified Public Accountants, of Pittsburgh, Pennsylvania, as the independent auditors for the Corporation for the year ending December 31, 1997. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally, by telephone and telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

         A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted only: (1) by giving written notice of revocation to Brian Henry, Secretary, Peoples Financial Corp., Inc., 363 Broad Street, New Bethlehem, Pennsylvania 16242; (2) by executing a later-dated proxy and giving written notice thereof to the Secretary of the Corporation; or (3) by voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Record Date

         At the close of business on March 1, 1997, the Corporation had issued and outstanding 879,990 shares of common stock, $0.30 par value, the Corporation's only authorized class of stock (the "Common Stock").

         Only holders of Common Stock of record at the close of business on March 1, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

Quorum

         Pursuant to the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting.


             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

         The following table sets forth, as of March 1, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5 percent of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned. Footnote disclosure is also set forth under the Table entitled "Beneficial Ownership by Officers, Directors and Nominees."

                                                         Percent of Outstanding
                              Shares Beneficially             Common Stock
    Name and Address               Owned(1)                Beneficially Owned
    ----------------          -------------------        ----------------------

J. Jack Sherman                     99,351                       11.29%
P.O. Box 324
Tionesta, PA 16353

C. Edward Dunmire                   67,304                        7.65%
425 Pine Hill Road
Kittanning, PA  16201

Howard Shreckengost                 60,337(2)                     6.86%
406 Vine Street
New Bethlehem, PA  16242

Maxine Orr                          57,875(2)                     6.58%
518 Wood Street
New Bethlehem, PA  16242

---------------

(1) For the definition of "beneficial ownership" see footnote 1 below under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees".

(2) Of these shares, 56,776 are held jointly by Mr. Shreckengost and Ms. Orr.

Beneficial Ownership by Officers, Directors and Nominees

         The following table sets forth as of March 1, 1997, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

    Name of Individual                  Amount and Nature of           Percent
   or Identity of Group              Beneficial Ownership(1)(2)       of Class
   --------------------              -------------------------        --------

Frank T. Baker                                 26,108                  2.97%

Frank L. Doverspike                            34,182                  3.88%

E. Andrew Dunmire                               2,231                  0.25%

C. Edward Dunmire                              67,304                  7.65%

David P. Fennell                                6,104                  0.69%

Marlin F. Foreman                              10,440                  1.19%

Brian Henry                                       100                  0.01%

Darl Hetrick                                   30,124                  3.42%

Francis E. Kane                                 6,111                  0.69%

Raleigh B. Robertson                           22,011(3)               2.50%

Raleigh B. Robertson, Jr.                       8,456(3)               0.96%

J. Jack Sherman                                99,351                 11.29%

Howard H. Shreckengost                         60,337(4)               6.86%

William H. Toy                                 17,857                  2.03%

(All Officers and Directors as
a Group, 15 Persons in Total)                 387,586                 44.04%

---------------------

(1) Beneficial ownership by an individual is determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 1, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Information furnished by the directors of the Corporation.

(3) Includes 3,330 shares held jointly between Raleigh B. Robertson and Raleigh
    B. Robertson, Jr.

(4) See footnote 2 Principal Beneficial Owner Table.

                              ELECTION OF DIRECTORS

         In accordance with the By-laws of the Corporation, at the 1997 Annual Meeting of Shareholders, eleven (11) Directors shall be elected to serve for a one-year term and until their successors are elected and qualified.

         Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the election of the 11 nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee or the seat will remain vacant, as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

         There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee.

         On January 29, 1997, the Secretary of the Corporation received a notice pursuant to Section 10.1 of the Corporation's By-laws nominating C. Edward Dunmire and E. Andrew Dunmire as candidates other than the candidates nominated by the Board of Directors. The Corporation has received notices for six additional candidates. The Board of Directors believes its nominees will best serve the interests of the shareholders. The Board of Directors recommends a vote for its nominees as set forth below.


          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains certain information with respect to the nominees for Director:



                                 Age as of                                                         Director
                                 March 1,                                                            Since
       Name                        1997                   Principal Occupation                 Corporation/Bank
       ----                        ----                   --------------------                 ----------------

Frank T. Baker                      61               Retired Professor, Indiana                    1984/1973
                                                     University of Pennsylvania

Frank L. Doverspike                 90               Retired                                     1995/1995(1)

Marlin F. Foreman                   93               Retired                                       1984/1977

Brian Henry                         43               Self-employed in the                        1995/1995(1)
                                                     Health Care Industry

Darl Hetrick                        74               Owner, Hetrick's Farm                         1993/1993
                                                     Supply

Francis E. Kane                     77               Retired                                       1984/1955

Raleigh B. Robertson                68               Chairman and Chief                            1993/1993
                                                     Executive Officer of
                                                     the Corporation and the
                                                     Bank

Raleigh B. Robertson, Jr.           45               Partner, R.B. Robertson &                   1995/1995(1)
                                                     Son, an oil and gas
                                                     business



                                        5



J. Jack Sherman                     59               President, Tionesta                         1995/1995(1)
                                                     Sand & Gravel

Howard H. Shreckengost              59               Manager, Char-Val                           1995/1995(1)
                                                     Candy Company

William H. Toy                      67               Merchant (Textiles)                          1992/1992



---------------------

(1) Elected to Board of Directors in connection with the merger of New Bethlehem Bank with and into the Bank. Messrs. Doverspike, Henry, Hetrick, Robertson, Robertson, Jr., Sherman and Shreckengost served on the Board of Directors of New Bethlehem Bank since 1949, 1986, 1983, 1985, 1994, 1994 and 1994, respectively.


         Each of the Directors except Frank Doverspike attended at least 75 percent of the combined total number of meetings of the Corporation's and the Bank's Board of Directors, and the Committees of which he is a member, for the period in which he so served.

Principal Officers of the Corporation

         The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:



                                                           Bank                Number of              Age as of
                                            Held         Employee            Shares Bene-              March 1,
        Name and Position                   Since          Since            ficially Owned              1997
        -----------------                   -----          -----            --------------              ----
Raleigh B. Robertson                         1995         1996(1)              22,011(2)                 68
Chairman and CEO

James Kifer                                  1997         1995(3)                 200                    35
Executive Vice President

Brian Henry                                  1996             (4)                 100                    43
Secretary

--------------------

(1) Was employee of New Bethlehem Bank from 1987 until December 31, 1994 and was a consultant to the Bank until he was appointed Chairman and CEO on April 17, 1996.

(2) See footnote (3), Beneficial Ownership by Officers, Directors and Nominees table.

(3) Was employee of New Bethlehem Bank from 1984 until the merger
    (effective 4/1/95) of New Bethlehem Bank with and into the Bank.

(4) Not an employee of the Bank.

Remuneration of Officers and Directors

         The following table sets forth all cash compensation for services in all capacities paid by the Corporation and the Bank during 1996 (1) to each of the three most highly compensated executive officers and each director of the Corporation and the Bank to the extent such person's aggregate cash compensation exceeded $100,000 (2) to the three most highly compensated executive officers as a group and (3) to all officers and directors of the Corporation and its bank subsidiary as a group:

                             CASH COMPENSATION TABLE



                  (A)                                     (B)                                     (C)
         Name of Individual or                       Capacities in                         Cash Compensation
            Number in Group                          which Served                               (2)(3)
------------------------------------    ------------------------------------    ------------------------------------

C. Edward Dunmire                       President and Chief Executive Officer                 $ 75,380.00
                                        of the Corporation and the Bank through
                                        4/1/96

David P. Fennell                        President of the Corporation and Bank                 $124,659.00
                                        Effective 4/1/96 through 12/31/96

Raleigh B. Robertson                    Chairman and CEO of the Corporation                   $149,410.00
                                        and Bank Effective 7/1/96

Three Most Highly                       Executive Officers                                    $349,449.00
Compensated Executive Officers as a
Group (1)

All Executive Officers and Directors    Directors and Executive Officers                      $604,834.52
as Group (4 directors and 4 executive
officers 15 persons in total)(4)


-----------------

(1) Includes salaries, bonuses and all fees to directors.

(2) No director or officer received in the aggregate more than $5,000 in personal benefits.

(3) Includes $36,000 consulting fee, and $32,914 appraisal fees.

(4) Includes James L. Kifer as Executive Vice President of the Corporation and the Bank.


Legal Proceedings

         In the opinion of the management of the Corporation there are no proceedings pending to which the Corporation or the Bank is a party or to which its property is subject, which, if determined adversely to the Corporation would be material in relation to its undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the Corporation or the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation or the Bank by government authorities.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Unless instructed to the contrary, it is intended that votes will be cast pursuant to the Proxies for the ratification of the selection of Edwards, Leap & Sauer, Certified Public Accountants, of Pittsburgh, Pennsylvania, as the Corporation's independent auditors for the year ending December 31, 1997. Ratification of Edwards, Leap & Sauer, Certified Public Accountants, will require the affirmative vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. In the event that the shareholders do not ratify the selection of Edwards, Leap & Sauer as the Corporation's independent auditors for the year ending December 31, 1997, another accounting firm may be chosen to provide independent audit services for the 1997 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Edwards, Leap & Sauer as the independent auditors for the Corporation for the year ending December 31, 1997. A representative is expected to be present at the Annual Meeting to respond to appropriate questions.


                                  ANNUAL REPORT

         A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996 is enclosed with the Proxy Statement.


                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgement.

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